                                                                    EXHIBIT 99.5

INDEX TO UNAUDITED CONDENSED PRO FORMA COMBINED FINANCIAL INFORMATION

                                                                            PAGE
                                                                            ----
Unaudited Condensed Pro Forma Combined Financial Information                  2
Unaudited Condensed Pro Forma Combined Statement of Operations for the
   year ended December 31, 2005
Unaudited Condensed Pro Forma Combined Statement of Operations for the
   three months ended March 31, 2006                                          4
Notes to Unaudited Condensed Pro Forma Combined Financial Information         5

          UNAUDITED CONDENSED PRO FORMA COMBINED FINANCIAL INFORMATION

On March 27, 2006, Xcyte Therapies, Inc. or Xcyte completed the Stock Purchase
Agreement with Cyclacel Group plc whereby Xcyte acquired from Cyclacel Group plc all of the issued and outstanding share capital of Cyclacel Limited. Cyclacel
Limited has become a wholly-owned subsidiary of Xcyte as a result of the transaction. Following the issuance by Xcyte of shares of its common stock to
Cyclacel Group plc in exchange for all of the outstanding share capital of
Cyclacel Limited, Cyclacel Group plc distributed the Xcyte common stock received through a members' voluntary liquidation of Cyclacel Group plc under English
Law. As a result of the distribution, the former shareholders of Cyclacel Group plc own 79.7% of Xcyte's common stock. Cyclacel Group plc's designees to the combined company's board of directors represent a majority of the combined company's directors and Cyclacel Limited's senior management represent a majority of the senior management of the combined company. As a result Cyclacel
Limited is deemed to be the acquiring company for accounting purposes.
Accordingly, the assets and liabilities of Xcyte were subsequently recorded, as of the date of business combination, at their respective fair values and added to those of Cyclacel Limited. Xcyte issued 7,761,453 shares of its common stock in exchange for all of the outstanding share capital of Cyclacel Limited.

In connection with this transaction, Xcyte changed its name to Cyclacel
Pharmaceuticals, Inc. or CPI. Unless specifically noted otherwise, as used throughout this section "Xcyte Therapies" or "Xcyte" refers to the business, operations and financial results of Xcyte prior to the business combination on
March 27, 2006, "Cyclacel" refers to the business of Cyclacel Limited and "CPI"
refers to the business of the combined companies after the business combination.

The following unaudited condensed pro forma combined financial statements are based on the historical financial statements of CPI, Cyclacel and Xcyte adjusted to give effect to the Stock Purchase by Xcyte and give effect to certain capitalization transactions of Cyclacel coincident with the Stock Purchase. For accounting purposes, Cyclacel is considered to have acquired Xcyte. Accordingly, the purchase price has been allocated among the fair values of the assets and liabilities of Xcyte. The transaction has been accounted for under the purchase method of accounting in accordance with FASB Statement No. 141, Business
Combinations. Under the business combination accounting, the total purchase price, calculated as described in Note A to these unaudited condensed pro forma combined financial statements, has been allocated to the net tangible and intangible assets acquired and liabilities assumed, based on their estimated fair values as of the completion of the transaction. Management has made an allocation of the purchase price to the tangible and intangible assets acquired and liabilities assumed. The final determination of the fair values was based on the actual net tangible and intangible assets acquired and liabilities assumed as of the date of completion of the transaction. The final determination of the purchase price was based on the fair values of Xcyte common stock, Xcyte preferred stock and Xcyte stock options outstanding as of the date of completion of the transaction.

The unaudited condensed pro forma combined statement of operations for the year ended December 31, 2005 is presented as if the transaction was consummated on
January 1, 2005 and combines the historical results of Cyclacel and Xcyte for the year ended December 31, 2005. The historical results of Cyclacel were derived from its audited December 31, 2005 statement of operations included herein. The historical results of Xcyte were derived from its statement of operations included in its Annual Report on Form 10-K for its fiscal year ended
December 31, 2005, filed with the Securities and Exchange Commission and incorporated herein by reference.

The unaudited condensed pro forma combined statement of operations for the three months ended March 31, 2006 is presented as if the transaction was consummated on January 1, 2006 and combines the historical results of CPI and Xcyte for the three months ended March 31, 2006. The historical results of CPI were derived from its statement of operations included in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006, filed with the Securities and
Exchange Commission. The Xcyte results for the period from January 1, 2006 to
March 27, 2006 are derived from the unaudited management accounts of Xcyte.

The unaudited condensed pro forma combined financial information has been prepared by CPI management for illustrative purposes and is not intended to represent the condensed combined results of operations in future periods or what the results actually would have been had Xcyte and Cyclacel been a combined company during the specified periods. The unaudited condensed pro forma combined financial information and accompanying notes should be read in conjunction with
(i) the Cyclacel historical financial statements and notes thereto for the year ended December 31, 2005, and (ii) the historical financial statements for the year ended December 31, 2005 and notes thereto included in Xcyte's Annual Report on Form 10-K for the year ended December 31, 2005 and (iii) CPI's Quarterly
Report on Form 10-Q for the quarter ended March 31, 2006, each filed with the
Securities and Exchange Commission.

                                        2

                         CYCLACEL PHARMACEUTICALS, INC.
         UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2005
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                XCYTE
                                                                  CYCLACEL   THERAPIES,    PRO FORMA             PRO FORMA
                                                                   LIMITED      INC.      ADJUSTMENTS   NOTE B    COMBINED
                                                                  --------   ----------   -----------   ------   ---------

Revenues:
R&D collaboration .............................................   $    245    $      4      $    --              $    249
Grant and license income ......................................        111         809           --                   920
                                                                  --------    --------      -------              --------
   Total revenues .............................................        356         813           --                 1,169
Operating expenses
Research and development ......................................     15,841      13,772           --                29,613
General and administrative ....................................      5,290       9,669       (1,558)      (1)      13,401
Provision for asset impairment and other restructuring costs ..         --       7,004           --                 7,004
Loss on disposal of property and equipment ....................         --          58           --                    58
                                                                  --------    --------      -------              --------
   Total operating expenses ...................................     21,131      30,503       (1,558)               50,076
                                                                  --------    --------      -------              --------
Loss from operations ..........................................    (20,775)    (29,690)       1,558               (48,907)
Other income (expense):
Interest income ...............................................        887         960           --                 1,847
Interest expense ..............................................        (60)       (350)          --                  (410)
Change in valuation of derivative .............................         --        (336)          --                  (336)
                                                                  --------    --------      -------              --------
   Other income (expense), net ................................        827         274           --                 1,101
Loss before taxes .............................................    (19,948)    (29,416)       1,558               (47,706)
Income tax benefit ............................................      1,900          --           --                 1,900
                                                                  --------    --------      -------              --------
Net loss ......................................................    (18,048)    (29,416)       1,558               (45,906)
Dividends on Preferred Ordinary shares ........................    (11,876)         --           --               (11,876)
                                                                  --------    --------      -------              --------
Net loss applicable to common shareholders ....................   $(29,924)   $(29,416)     $ 1,558              $(57,782)
                                                                  ========    ========      =======              ========
Basic and diluted net loss per common share ...................   $  (1.51)   $ (14.95)                          $  (7.45)
Shares used in calculation of basic and diluted net loss per
   common share ...............................................     19,837       1,968                    (3)       7,761

   See accompanying Notes to Unaudited Condensed Pro Forma Combined Financial
                                  Information.

                         CYCLACEL PHARMACEUTICALS, INC.
         UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2006
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                       XCYTE THERAPIES, INC.
                                                                      (PERIOD FROM JANUARY 1,    PRO FORMA
                                                                      2006 TO MARCH 27, 2006)   ADJUSTMENTS            PRO FORMA
                                                              CPI            RESTATED             RESTATED    NOTE B    COMBINED
                                                           --------   -----------------------   -----------   ------   ---------

Revenues:
R&D collaboration ......................................   $     95           $    --            $    --               $     95
Grant and license income ...............................         56                                   --                     56
                                                           --------           -------            -------               --------
   Total revenues ......................................        151                --                 --                    151
Operating expenses
Research and development ...............................      8,004                --                 --                  8,004
General and administrative..............................      3,915             3,844             (2,318)       (1)       5,441
Provision for asset impairment and other
   restructuring costs .................................         --               386                 --                    386
Gain on sale of technology .............................         --            (5,000)             5,000        (2)          --
Gain on disposal of property and equipment .............         --                (3)                --                     (3)
                                                           --------           -------            -------               --------
   Total operating expenses ............................     11,919              (773)             2,682                 13,828
                                                           --------           -------            -------               --------
(Loss) profit from operations ..........................    (11,768)              773             (2,682)               (13,677)
Other income (expense):
Interest income ........................................        127               192                 --                    319
Interest expense .......................................        (68)              (49)                --                   (117)
Change in valuation of derivative ......................         --               (76)                --                    (76)
                                                           --------           -------            -------               --------
   Other income (expense), net .........................         59                67                 --                    126
(Loss) profit before taxes .............................    (11,709)              840             (2,682)               (13,551)
Income tax benefit .....................................        360                --                 --                    360
                                                           --------           -------            -------               --------
Net (loss) profit ......................................    (11,349)              840             (2,682)               (13,191)
Dividends ..............................................     (2,827)               --                 --                 (2,827)
                                                           --------           -------            -------               --------
Net (loss) profit applicable to common shareholders ....   $(14,176)          $   840            $(2,682)              $(16,018)
                                                           ========           =======            =======               ========
Basic and diluted net (loss) profit per common share ...   $  (0.71)          $  0.43                                  $  (2.04)
Shares used in calculation of basic and diluted net
   loss per common share ...............................     19,837             1,968                           (3)       7,849

   See accompanying Notes to Unaudited Condensed Pro Forma Combined Financial
                                  Information

                         CYCLACEL PHARMACEUTICALS, INC.
      NOTES TO UNAUDITED CONDENSED PRO FORMA COMBINED FINANCIAL INFORMATION

NOTE A. BASIS OF PRESENTATION

On March 27, 2006, Xcyte Therapies, Inc. completed the Stock Purchase Agreement with Cyclacel Group plc whereby Xcyte acquired from Cyclacel Group all of the issued and outstanding share capital of Cyclacel Limited. Cyclacel Limited has become a wholly-owned subsidiary of the Xcyte as a result of the transaction.
Following the issuance by Xcyte of shares of its common stock to Cyclacel Group plc in exchange for all of the outstanding share capital of Cyclacel Limited,
Cyclacel Group plc distributed the Xcyte common stock received through a members' voluntary liquidation of Cyclacel Group plc under English Law. As a result of the distribution, the former shareholders of Cyclacel Group plc own
79.7% of Xcyte's common stock. In addition, Cyclacel Group plc's designees to the combined company's board of directors represent a majority of the combined company's directors and Cyclacel Limited's senior management represent a majority of the senior management of the combined company. Therefore Cyclacel
Limited is deemed to be the acquiring company for accounting purposes and the transaction has been accounted for as a reverse acquisition under the purchase method of accounting for business combinations in accordance with FASB Statement
No. 141, Business Combinations. Accordingly, the assets and liabilities of Xcyte were recorded, as of the date of business combination, at their respective fair values and added to those of Cyclacel Limited. Xcyte issued 7,761,453 shares of its common stock in exchange for all of the outstanding share capital of
Cyclacel Limited.

In connection with this transaction, Xcyte changed its name to Cyclacel
Pharmaceuticals, Inc. or CPI. Unless specifically noted otherwise, as used herein "Xcyte Therapies" or "Xcyte" refers to the business, operations and financial results of Xcyte prior to the business combination on March 27, 2006,
"Cyclacel" refers to the business of Cyclacel Limited and "CPI" refers to the business of the combined company after the business combination.

On March 16, 2006 Xcyte stockholders approved a one-for-ten reverse stock split of its common stock. The reverse stock split occurred immediately prior to the completion of the Stock Purchase.

As of March 27, 2006, there were 1,967,967 shares of Xcyte common stock, after giving effect to the Reverse Split, and 2,046,813 shares of Xcyte preferred stock outstanding. Based on the average of the closing prices for a range of trading days (December 13, 2005 through December 19, 2005) around and including the announcement date of the transaction, the fair value of the outstanding shares of Xcyte's common stock is $4.38 per share or approximately $8.6 million and the fair value of the outstanding shares of Xcyte's preferred stock is $3.72 per share or approximately $7.6 million. The total purchase price of approximately $18.2 million includes the estimated fair value of the Xcyte common stock of approximately $8.6 million, the estimated fair value of the
Xcyte preferred stock of $7.6 million, the estimated fair value of the Xcyte stock options of $0.02 million and estimated direct transaction costs of $2.0 million. The assumptions used to calculate the fair value of the outstanding
Xcyte stock options were as follows: expected weighted average life of three months, weighted average risk-free interest rate of 4.0%, volatility of 97%, and no expected dividends. The weighted average life of Xcyte's outstanding stock options is based on Xcyte's stock option provisions that allow exercise for a period of 90 days after termination and assumed that all remaining Xcyte employees would be terminated immediately following the Stock Purchase.

The total purchase price of the transaction is as follows (in thousands):

Value of Xcyte common stock at $4.38 per share.......................   $ 8,620
Value of Xcyte preferred stock at $3.72 per share....................     7,618
Fair value of Xcyte stock options....................................        17
Cyclacel transaction costs...........................................     1,951
                                                                        -------
                                                                        $18,206
                                                                        =======

Under the purchase method of accounting, the total purchase price as shown in the table above has been allocated to Xcyte's net tangible assets acquired and liabilities assumed based on their fair values as of the date of completion of the transaction

The allocation of the purchase price is as follows (in thousands):

Current assets.......................................................   $21,267
Property, plant and equipment........................................       108
Other assets.........................................................       259
Current liabilities..................................................    (4,400)
Non-current liabilities..............................................    (1,777)
Goodwill.............................................................     2,749
                                                                        -------
                                                                        $18,206
                                                                        =======

On June 23, Cyclacel Pharmaceuticals, Inc. discovered that certain transaction costs incurred by Xcyte Therapies, Inc. in connection with the completion of the
Stock Purchase Agreement with Cyclacel Group plc were omitted from accrued liabilities on completion of the merger with a consequent incorrect allocation of the amounts allocated to Current liabilities and Goodwill in the Merger
Purchase Price Allocation.

The correction of this omission results in a restatement of the purchase price allocation included in the Form 8-K/A filed with the Securities and Exchange
Commission on May 27, 2006. Current liabilities are increased by $825,000 from the previously disclosed $3,575,000 to $4,400,000. Goodwill is increased by
$825,000 from the previously disclosed $1,924,000 to $2,749,000.

There is a corresponding correction to the Xcyte Therapies, Inc. results and Pro
Forma Adjustments included in the Unaudited Condensed Pro Forma Combined
Statement of Operations for the three months ended March 31, 2006. The following line items increase by $825,000; General and administrative and Total operating expenses and the following line items decrease by $825,000: (Loss) profit from operations; Net (loss) profit; Net (loss) profit applicable to common shareholders.

In accordance with FASB No. 142, Goodwill and Other Intangible Assets, goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that management determines that the value of goodwill has become impaired CPI will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

NOTE B. PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the unaudited condensed combined financial information:

     (1)  Reflects Xcyte's transaction costs, incurred in the year ended
          December 31, 2005, of $1,558,000 consisting primarily of legal &
          accounting and banking advisor fees, and in the three month period ended March 31, 2006, of $2,318,000 consisting primarily of legal &
          accounting and banking advisor fees and including $400,000 of bonuses earned by certain Xcyte executives upon consummation of the Stock
          Purchase. These costs have been excluded from the condensed pro forma combined statements of operations as they are pre-combination costs and if the combination had been completed on January 1, 2005 or 2006 these costs would not have been incurred in the periods presented.

     (2)  Reflects the fair value of Xcyte's Xcellerate process technology based on the sale of this technology to Invitrogen. The transaction is excluded from the condensed pro forma combined statement of operations as the sale of the technology is a pre-combination event and if the combination had been completed on January 1, 2005 or 2006 this sale would not have occurred in the periods presented.

     (3)  The pro forma combined basic and diluted net loss per share for the year ended December 31, 2005 is based on the 7,761,453 shares, after the reverse stock split, of Xcyte common stock issued to acquire
          Cyclacel. The pro forma combined basic and diluted net loss per share for the three months ended 31, 2006 is based on the weighted average of the number of shares of Xcyte common stock issued to acquire
          Cyclacel and 1,967,967 shares of Xcyte common stock outstanding in the period from March 27, 2006 to March 31.